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                      SCHEDULE FOR AIRCRAFT LEASE AGREEMENT

                                                       Schedule Number 11116.001

        THIS SCHEDULE made as of June 27, 1996, by and between U.S. BANCORP LEASING FINANCIAL ("Lessor"), having its principal place of business at 825 N.E. Multnomah, Suite 800, Portland, Oregon 97232, and Air Response, Inc. ("Lessee"), having its principal place of business located at P.O. Box 109, Fort Plain, New York 13339, to the Aircraft Lease Agreement dated as of June 27, 1996 between the Lessee and the Lessor (the Lease). Capitalized terms used but not defined herein are used with the respective meanings specified in the Lease.

LESSOR AND LESSEE HEREBY COVENANT AND AGREE AS FOLLOWS:

(a) The following specified equipment (the "Property") is hereby made and constituted Property for all purposes pursuant to the Lease:

One (1) 1972 Learjet 25B, N700FC, s/n #082 with two General Electric CJ 610-6 Engines, s/n's #251-238A and #251-244A, each in excess of 750shp.

The above aircraft is complete as equipped including, but not limited to, all avionics, accessories, improvements, components, instruments, furnishings, substitutions, additions, replacements, parts tools and equipment now or hereafter affixed to or used in connection with such airframe, engines and/or propellers, together with all products and proceeds thereof, including, but not limited to all leased and/or chartered income.

(b)     The cost of the Property is $637,500.00;

                                                    PLEASE INITIAL HERE: /s/ LRC
                                                                        --------

(c) This Schedule shall commence on July 1, 1996 and shall continue for 84 months thereafter.

(d) Lessee shall owe 84 basic monthly rental payments in arrears each in the amount of $8,797.82 (plus applicable sales/use taxes). The first such payment shall be due on August 1, 1996 and shall continue on the same day of each month thereafter until the end of the term of this Schedule.

(e)     The  Property  will be  installed  or stored at the  following  address:
        Fulton County Airport, Johnstown, New York 12095, COUNTY: Fulton;

(f) The record owner of the premises at which the Property will be installed or stored is: Response Aviation, Johnstown, NY

1. TITLE PASSAGE. a. As long as no event of default has occurred under the Lease, Lessee shall have the options, to purchase all, but not part, of the Property at the end of 24 months (on August 1, 1998) hereinafter called the "Mid-Term Option D" and "Mid-Term Option" or at the end of the Term or any renewal thereof (hereinafter called the "End of Term Option Date" and "End of Term Option").



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        b. The above  Options may only be exercised by Lessee by written  notice of such exercise to Lessor, which notice must be received by Lessor not later than one hundred eighty (180) days prior to: 1) the Mid-Term Option Date to exercise the .Mid-Term Option; or 2) the End of Term Option Date to exercise the End of Term Option. Payment of the purchase price must be received by Lessor on or before the Mid-Term Option Date or the End of Term Option Date as appropriate.

        c. The Mid-Term Option purchase price for the Property shall be $538,298.90. The End of Term purchase price for the Property shall be the fair market value of the Property at the time of such exercise as mutually agreed upon by Lessor and Lessee. If such parties cannot agree thereon after good faith negotiation, the purchase price of the Property shall be the value determined by an appraisal of the Property made by a reputable independent equipment appraiser certified for the type of Property being appraised. The appraiser shall be selected by Lessor and reasonably acceptable to Lessee, and the cost of the appraisal shall be paid by Lessee.

        d. The Mid-Term Option purchase price shall only be applicable in the event that the Mid-Term Option is exercised in accordance with its Terms. Such purchase price shall not be deemed to be equal to the "anticipated residual value" as such phrase is used in the Lease.

        e. Upon receipt of payment of the purchase price together with any and all applicable sales or other taxes due in connection therewith, and any and all remaining sums or other amounts payable under this Schedule, Lessor shall transfer all its right, title and interest in and to the Property to Lessee. The Property shall be transferred "As Is" and "Where Is" without any express or implied representations or warranties.

        f. Should Lessee fail to either return the Property in accordance with the Lease or exercise the End of Term Option in accordance with its terms, then Lessor, at its sole option, shall have the right to: a) declare the End of Term Option terminated and demand immediate return of the Property; or, b) extend the term for an additional six (6) months (the "Extended Term"). Should Lessor elect to extend the Term, Lessee shall be irrevocably obligated to remit basic monthly rent for the period beginning on the day immediately succeeding the last day of the original Term (the "Holdover Date") and ending at the end of the sixth (6) month thereafter. A payment of such rent being due on the Holdover Date and on the same day of each consecutive month thereafter. Each payment of such rent shall be in the amount of the basic monthly rent for the last month of the Term in accordance with the provisions of this Schedule. All Lessee's other obligations under the Lease shall remain in full force and effect for so long as Lessee shall continue to possess the Property. Upon the expiration of each Extended Term, Lessor, at its sole option, shall have the right to: a) permit Lessee to exercise the End of Term Option in accordance with its Terms; b) declare the End of Term Option terminated and demand immediate return of the Property; or, c) extend the term for an additional six (6) month Extended Term. Any and all rental payments pursuant to this Paragraph shall be deemed for all intents and purposes to be payments for possession and use of the Property after the expiration of the Term, and shall not be credited to any other obligation of Lessee to Lessor. Lessor's invoicing and/or accepting any such payment shall not give rise to any right, title or interest of Lessee other than to possession and use of the Property during the period to which such rent applies in accordance with this Paragraph. The aforesaid right to charge Lessee rent for possession and use of the Property is not in limitation or derogation of any of Lessor's rights pursuant to the Lease.

2. MAINTENANCE, USE, AND RETURN PROVISIONS. Lessee shall give Lessor prior written notice of the location (at an airport in the continental United States) and date for the Final



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Inspection,  which shall occur within sixty (60) days prior to the expiration of the Lease Term, and which at Lessor's option shall also include a two-hour operational test flight of the Aircraft Such test flight shall be conducted by the manufacturer or designee acceptable to Lessor at Lessee's cost using the manufacturers recommended test flight procedures. If such test(s) shall indicate that the Aircraft is not in good working condition and in compliance with the provisions herein, then Lessee shall remit the cost of such repairs to Lessor, due upon presentation to Lessee of an invoice outlining the costs. Lessor or its authorized representative may, with five (5) days prior written notice to
Lessee,   inspect  the  Aircraft  and  the  books  and  records  of  Lessee.  As supplemental rent herein, Lessee shall pay to Lessor, upon presentation of an invoice, the pro-rated original rent per hour for each hour flown in excess of the industry standard of 300 hours per year.

        The Final Inspection shall verify that the condition of the Aircraft is in compliance with the terms of the Lease, which shall include but not be limited to the following: the Aircraft shall have a full complement of engines, avionics, equipment, parts & accessories. Each engine shall have at least fifty percent (50%) of the operating hours or cycles, whichever is more limiting, remaining before the next anticipated hot section inspection or major overhaul; the Aircraft with all material component parts shall have one half or less of the available operating hours and/or, as applicable, one half or more of the stated calendar time remaining as stated in the Code of Federal Regulations. Aircraft shall comply with manufacturer's current specifications; shall have in existence a valid and existing Certificate of Airworthiness issued by the Federal Aviation Administration; and shall have cleared all pilot discrepancies from the logbook.

3. DEPRECIATION. Lessor will be entitled to modified accelerated cost recovery depreciation based on 100% of Property Cost using the 200% declining balance method, switching to straight line, for 5 year Property, and zero salvage value.

        IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Schedule to be duly executed as of the day and year first above written.

                                              Air Response, Inc.

                                              By: /s/Louis R. Capece
                                                 -------------------------
                                                  Louis R. Capece
                                                  President and Secretary

                                              U.S. BANCORP LEASING & FINANCIAL

                                              By:
                                                 -------------------------
                                                 An Authorized Officer Thereof

        Address for All Notices:
        U. S. BANCORP LEASING & FINANIAL
        825 N.E. Multnomah, Suite 800
        Portland, Oregon 97232



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        Machine Tool Finance Group          General Equipment Group
        (800) 225-8029   (503) 797-0222     (800) 253-3468   (503) 797-0200



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AIRCRAFT LEASE AGREEMENT

THIS LEASE, dated June 27, 1996, by and between U.S. Bancorp Leasing & Financial, hereafter referred to as "Lessor," and Air Response, Inc., hereafter referred to as "Lessee,"

LESSOR AND LESSEE(S) COVENANT AND AGREE AS FOLLOWS:

        1. ALIRCRAFT LEASED. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the aircraft ("Aircraft") described in the Lease Agreement Schedule(s) ("Schedule") now or hereafter executed by the parties.

        2. TERM. This Lease shall become effective on the execution hereof by Lessor and the term of this Lease shall be deemed to commence on the day of the month indicated in the Schedule.

        3. RENT AND PAYMENT. Rental payments are specified in each Schedule. All rents shall be payable in advance each month on the payment date shown in each Schedule by Lessee at Lessor's address herein. or as otherwise directed by Lessor, without notice or demand and without abatement, set-off or deduction of any amount whatsoever. Lessee shall pay when due all taxes, fees assessments, or other charges, however designated, now or hereafter levied or based upon the rentals, ownership, use, possession, leasing, operation, control, or maintenance of the Aircraft, whether or not paid or payable by Lessor, excluding Lessor's income, franchise and business and occupation taxes, and shall supply Lessor with proof of payment satisfactory to Lessor at least seven (7) days before delinquency. Lessee shall not create, cause, or permit any kind of claim, levy, lien or legal process on the Aircraft, and shall satisfy, remove or procure the release thereof within thirty (30) days following written notice of its imposition.

For any payment due hereunder which is not paid when due, Lessee agrees to pay a delinquency charge calculated thereon at the rate of five (5) percent of such payment due hereunder. Payments thereafter received shall be applied first to delinquent amounts due, including delinquency charges, then to current installments.

        4. LOSS OR DAMAGE. No loss or damage to the Aircraft, or any part of it, shall impair any obligation of Lessee hereunder. Lessee assumes all risk of damage to or loss of the Aircraft, however caused, while in transit and during the team hereof. if the aircraft is totally destroyed, Lessee's liability to pay rent for it may be discharged by paying Lessor all past due and the present value of all remaining rent discounted at the rate of eight (8%) percent, and other charges owing, less the amount of any recovery for the loss received by Lessor from any insurance or other source.

        5. DEPOSIT. Prior to delivery of the Aircraft, Lessee shall deposit with Lessor and shall maintain during the term hereof the sum specified in the Schedule, as security, to be applied at Lessor's option, toward payment of any obligation of Lessee hereunder. Such deposit shall not prevent default or excuse performance of any obligation of Lessee at the time and in the manner prescribed herein.

        6. USE, LOCATION AND MAINTENANCE. Lessee may use and operate the Aircraft within and without the continental limits of the United States of America. Lessee agrees that, without the prior written consent of Lessor, Lessee will not base, or permit the Aircraft to be based, outside the continental limits of the United States of America. Lessee agrees that the Aircraft will not be maintained, used or operated in violation of any law or any rule, regulation or order of any domestic or foreign governmental authority having jurisdiction over the Aircraft or registration relating to the Aircraft issued by any such authority. Lessee also agrees not to fly the



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Aircraft,  or suffer the Aircraft to be flown,  in any area not fully covered by each insurance policy in effect with respect to the Aircraft and required by the terms of Section 7 hereof. Lessee agrees to keep the Aircraft at all times registered in accordance with the laws of the United States of America.

At its own risk, Lessee shall use or permit the use of the Aircraft from the location specified in the schedule and shall not loan, sublet, part with possession or otherwise dispose of the Aircraft, without Lessor's prior written consent. Lessee shall not use or permit the use of the Aircraft in any unintended, injurious or unlawful manner, shall not permit use or operation of the Aircraft by any one other than qualified pilots satisfactory to Lessee's insurance carrier and shall not change or alter the Aircraft without Lessor's written consent. Such consent shall not be unreasonably withheld by Lessor.

Lessee, at its own cost and expense, shall comply with all applicable service, maintenance, repair and overhaul regulations, directives and instructions of applicable governmental authority, and all applicable maintenance, service, repair and overhaul manuals and service bulletins published by the manufacturers of the airframe, engines, accessions, equipment and parts installed on the Aircraft. Lessee shall maintain all records, logs and other materials required by the aeronautics authority to be maintained in respect to the Aircraft after delivery, regardless of upon whom such requirements are, by their terms, normally imposed. Lessee shall comply with all laws of the jurisdiction in which the Aircraft may be operated and within all rules of the FAA and other legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Aircraft, to the extent that such laws and rules affect the operation, maintenance or use of the Aircraft. In the event that such laws or rules require the alteration of the Aircraft, Lessee shall conform or obtain conformance therewith at no expense of Lessor, and shall maintain the Aircraft in proper condition for operation under such laws and rules; provided, however, that Lessee make good faith contest the validity and application of any such law or rule in any reasonable manner which does not adversely affect the Aircraft or rights Lessor hereunder, or to the Aircraft. No technical or non-substantial non-compliance with the provisions of this paragraph shall be deemed a material breach if Lessee shall have obtained from the appropriate authorities permissions, extensions or continuances.

        7. LEASE; OWNERSHIP NOTICES; INSIGNIA. This is a non-cancelable contract of lease only and except as set forth in the Schedule(s) attached hereto, nothing herein or in any other document executed in conjunction herewith shall be construed as conveying or granting to Lessee any option to acquire any right. title or interest, legal or equitable, in or to the Aircraft, other than use and possession, subject to and upon full compliance with the provisions hereof. Lessor shall affix and maintain, at its expense, in a prominent and visible location, all ownership notices supplied by Lessor. Lessee shall permit Lessor to reasonably mark the Aircraft in a manner sufficient to identify the Aircraft as Lessor's property. Lessee shall secure from each person not a party hereto who might acquire an interest, lien, or other claim in the Aircraft, a waiver thereof. The Lessee shall have the right to print or paint its name or any other symbols, insignia or its customary colors on the Aircraft. Lessee shall affix and maintain, or cause to be affixed and maintained, in the cockpit of the Aircraft adjacent to and not less prominent than the airworthiness certificate therein, a certificate furnished by Lessor bearing the inscription, "This aircraft leased from U.S. Bancorp Leasing & Financial, pursuant to a Lease Agreement between U.S. Bancorp Leasing & Financial and Air Response, Inc., Lessee.

        8. GENERAL INDEMNIFICATION. Lessee assumes liability for, and agrees to defend, indemnify and hold Lessor harmless from any claims, liability, loss, cost, expense, or damage of every nature (including without limitation, fines, forfeitures, penalties, settlements, and reasonable



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attorneys' fees) by or to any person whomsoever,  regardless of the basis, which directly or  indirectly  results from or pertains to the  leasing,  manufacture,
delivery,  ownership,  use,  possession,  selection,   performance,   operation,
inspection, condition (including without limitation, latent or other defects), improvements, removal, return or storage of the Aircraft.

Upon request of Lessor, Lessee shall assume the defense of all demands, claims, actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action with Lessee's prior consent (which consent shall not be unreasonably withheld), and without prejudice to Lessor's right to indemnification hereunder.

        9. INSURANCE AGAINST LOSS OR DAMAGE. At its expense, Lessee shall maintain in force, at all times from shipment of the Aircraft to Lessee until surrender thereof, insurance of the types and amounts indicated in each Schedule with insurance approved by Lessor, protecting Lessor, as an additional insured, or loss payee, or both at the option of the Lessor, and providing for thirty
(30) days advance written notice to Lessor of modification or cancellation. Lessee shall forthwith and annually deliver to Lessor satisfactory evidence of the insurance coverage. In the event Lessee fails to provide satisfactory evidence of coverage within ten (10) days of request thereof by Lessor, then Lessor may, at Lessor's option, in addition to any other rights available to Lessor, obtain coverage, and any sum paid therefor by Lessor shall be immediately due and payable to Lessor by Lessee.

In addition to and without limitation of the insurance provisions set out in the preceding paragraph, it is agreed that Lessee will carry or cause to be carried at its own expense:

        (a) Aircraft public liability (including, without limitation, passenger legal liability) insurance and property damage insurance (exclusive of manufacturers product liability insurance) with respect to the Aircraft and any engine installed on the Aircraft in an amount not less than 520,000,000 per occurrence; and,

        (b) Insurance against Loss or damage, consisting of all-risk hull insurance covering the aircraft, including the engines, and all-risk coverage of engines and parts while removed from the Aircraft and not replaced by similar components. Such insurance shall at times while the Aircraft is subject to this lease be for not less than or a lesser amount as agreed to by Lessor.

Any policies carried in accordance with this section shall name the Lessor, as owner of the Aircraft, as an additional insured, without imposing upon Lessor any liability to pay premiums with respect to such insurance. If any material change shall be made in the insurance that adversely affects the interest of Lessor, any cancellation or change shall not be effective as to the Lessor for thirty (30) days after receipt by Lessor of written notice by such insurer; provided, however, that if any notice period specified above is not commercially available, such policies shall provide for as long a period of prior notice as is then commercially available. Such insurance shall be primary without any right of contribution from any other insurance that is carried by the Lessor.

Insurance payments for any property damage loss to the airframe or any engine will be applied in payment for repairs or for replacement property. All such insurance proceeds remaining after compliance with this section will be paid to the Lessee.

During any period that the Aircraft is in storage and reasonable precautions have been taken to



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insure that the Aircraft will not be flown without the insurance  required under this lease, the Lessee may carry or cause to be carried, in lieu of the insurance otherwise required above, insurance otherwise conforming to that carried by major air carriers for aircraft similar to the Aircraft in similar storage.

        10. INCOME TAX INDEMNITY. Lessee hereby represents, warrants, and covenants to Lessor as follows:

        (a) This Lease will be a lease for federal and Oregon state income tax purposes; Lessor will be treated as the purchaser, owner, lessor, and original user of the Aircraft and Lessee will be treated as the lessee of the Aircraft for such purposes.

        (b) Lessor shall be entitled to depreciation deductions with respect to the Aircraft as provided by Section 167(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined under Section 168 of the Code by using the applicable depreciation method, the applicable recovery period, and the applicable convention, all as specified on the applicable Schedule for the Aircraft, and Lessor shall be entitled to corresponding above depreciation deductions.

        (c) For purposes of determining depreciation deductions, the Aircraft shall have an income tax basis equal to Lessor's cost for the Aircraft specified applicable Schedule, plus such expenses of the transaction incurred by Lessor as are includible in basis under Section 1012 of the Code.

        (d) The maximum federal and Oregon income tax rates applicable to Lessor in effect on the date of execution and delivery of a Schedule with respect to the Aircraft will not change during the lease term applicable to such Aircraft.

If by any reason whatsoever any of the representations, warranties, or covenants of Lessee contained in this Lease or in any other agreement relating to the Aircraft shall prove to be incorrect and (i) Lessor shall determine that it is not entitled to claim all or any portion of the depreciation deductions in the amounts and in the taxable years determined as specified in (B) and (C), above, or (ii) such depreciation deductions are disallowed, adjusted, recomputed, reduced, or recaptured, in whole or in part, by the Internal Revenue Service or Oregon Department of Revenue (such determination, disallowance, adjustment, recomputation, reduction, or recapture being herein called a "Loss.), then Lessee shall pay to Lessor as an indemnity and as additional rent such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yield (the "Net Economic Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. The amount payable to Lessor pursuant to this section shall be payable on the next succeeding rental payment date after written demand therefor from Lessor, accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable.

Further, in the event (i) there shall be any change, amendment, addition, or modification of any provision of Oregon law or of the Code or regulations thereunder or interpretation thereof with respect to the matters set forth in this section 9 effective prior to the commencement date of the term of this Lease with respect to any Aircraft or (ii) if at any time there shall be any change, amendment, addition, or modification of any provision of Oregon law or of the Code or regulations thereunder or interpretation thereof with respect to the maximum applicable federal and state income tax rates as set forth in (D), above, which results in a decrease in Lessor's Net



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Economic Return, then Lessor shall recalculate and submit to Lessee the modified rental rate required to provide  Lessor with the same Net Economic  Return as it
would  have  realized   absent  such  change  and  the  lease  shall   thereupon
automatically be deemed to be amended to adopt such rental rate and values,

        11. INSPECTION AND REPORTS. Lessor shall have the right, at any reasonable time, to enter on Lessee's premises or elsewhere and inspect the Aircraft or observe its use. Within thirty (30) days of any written request by Lessor, Lessee shall furnish all information requested by Lessor which is reasonably necessary to determine Lessee's current financial condition or faithful performance of the terms hereof. Lessee shall give Lessor immediate notice and copy of all tax notices, reports, or inquires and of all seizure, attachment, or judicial process affecting or relating to the use, maintenance, operation, possession, or ownership of the Aircraft.

        12. SUBORDINATION; QUIET ENJOYMENT. This Lease, and Lessee's rights and interest hereunder, and to the Aircraft, shall be subject, subordinate and junior to the lien of any security agreement created by Lessor, and to the rights of the holder thereof, whether executed heretofore or hereafter. After notice of default in payment or performance under any such security agreement, Lessee may perform or pay rent for the Aircraft subject thereto to the holder of such security and the same to the extent of such payment shall constitute payment of rent as if it had been made to Lessor.

Lessor represents and warrants that as of the date of this Lease the aircraft is free of liens. Lessor covenants that it will not, through its own actions, interfere in the lessee's (or any Sublessee's) quiet enjoyment of the Aircraft during the lease term except in accordance with the provisions of this Lease.

        13. ASSIGNMENT. LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE LEASED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR LESSEE AGREES THAT LESSOR MAY ASSIGN OR TRANSFER THIS LEASE OR LESSOR'S INTEREST IN THE LEASED PROPERTY WITHOUT NOTICE TO LESSEE. Any assignee of Lessor shall have all of the rights, but none of the obligations, of Lessor under this Lease and Lessee agrees that it will not assert against any assignee of Lessor any defense, counter claim or offset that Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor will not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Lessee shall cooperate with Lessor in executing any documentation reasonably required by Lessor or any assignee of Lessor to effectuate any such assignment.

        14. RETURN OF THE AIRCRAFT; TRANSFER OF RECORDS. On the expiration or termination of this lease, Lessee shall, at its risk and expense, assemble, prepare for delivery, and deliver the Aircraft to Lessor at Portland, Oregon. The Aircraft shall be delivered unencumbered and free of any liens, charges, or other obligations (including delivery expense and sales or use taxes, if any, arising from such delivery).

Upon return of the Aircraft at the termination of this lease at the end of the basic term or any renewal term or pursuant to sections 15 or 16,

        (a) At the Lessee's expense: (i) the Aircraft shall be in passenger configuration, (ii) the interior of the aircraft shall be clean in accordance with industry standards with respects to



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"between flights" cleaning,  (iii) the exterior of the Aircraft shall be cleaned in accordance with industry standards,  (iv) the Aircraft shall have no deferred
maintenance   items  or  placards  and  all  systems  and  components  shall  be operational, and, (v) the Aircraft shall have all of Lessee's exterior markings removed or painted over and the areas where such markings were located shall be refurbished as necessary to blend with adjacent areas;

        (b) The Aircraft shall at Lessee's expense be in compliance with all FAA airworthiness directives and standards then applicable thereto for an aircraft registered, and certified as airworthy, under the laws of the United States of America, without regard to any variances or extensions granted specifically to the Lessee waiving or delaying compliance with such directives or standards;

        (c) All fuel and oil aboard the Aircraft shall be the property of the Lessor without charge;

        (d) During the last three (3) months of the lease term (unless the Lessee shall have elected to purchase or renew in accordance with the terms of this Lease), with reasonable prior written notice, the Lessee will cooperate in all reasonable respects with the efforts of the Lessor to sell or lease the Aircraft including, without limitation. permitting prospective purchasers or lessees to inspect the Aircraft and the records relating thereto. Any request to inspect the Aircraft or related records shall be made to Lessee at least 48 hours before such inspection unless otherwise agreed by Lessee. Such inspections shall not obstruct Lessee's use of the Aircraft but Lessee shall permit inspections that are reasonably requested and which can be completed while the Aircraft is not in use at Lessee's premises.

Upon return of the Aircraft at the end of the basic term or any renewal term or pursuant to Sections 14 or 15, the Lessee, except to the extent prohibited by applicable law, shall deliver or cause to be delivered to the Lessor, ail logs, manuals and data and inspection, modification and overhaul records required to be transferred (or customarily transferred) with the ownership or possession of such an aircraft.

        15. DEFAULT. Time is of the essence under this Lease, and Lessee shall be in default in event of any of the following ("Event of Default") herein: (a) any failure to pay when due the full amount of any payment required hereunder, including, without limitation, rent, taxes, liens, insurance, indemnification, repair or other charge; or (b) any material misstatement or false statement in connection with, or non-performance of any of Lessee's obligations, agreements, or affirmations under this Lease; or (c) upon Lessee's dissolution, termination of existence, insolvency, becoming the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under federal bankruptcy laws; making an assignment for benefit of creditors; or being named in, or the Aircraft being subjected to a suit for the appointment of a receiver; or (d) if the Aircraft should be seized or levied upon under any legal or governmental process against Lessee or the Aircraft; or (e) bankruptcy, insolvency, termination, or default of any guarantor for Lessee. Upon any Event of Default, Lessor shall give Lessee ten (10) days written notice and an opportunity to cure in the case of a monetary default and thirty (30) days written notice and an opportunity to cure in the case of a non-monetary default.

        16. REMEDIES. Upon the occurrence of any event of default and at any time thereafter, Lessor shall have all remedies provided by law; and, without limiting the generality of the foregoing and without terminating this Lease, Lessor, at its sole option, shall have the right at any time to exercise concurrently, or separately, any one or all of the following remedies:

        (a) request Lessee to make the Aircraft available to Lessor at a reasonable place



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designated by Lessor and put Lessor in possession  thereof on demand;

        (b) immediately and without legal proceedings or notice to Lessee, take possession of, remove and retain the Aircraft or render it unusable (any such taking shall not terminate this Lease);

        (c) without notice to Lessee declare due the entire amount of rent contracted to be paid over the balance of the unexpired term of the Lease, discounted at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco, calculated as of the date of termination, plus one (1%) percent;

        (d) without notice to Lessee terminate the leasing of the Aircraft and be immediately entitled to the entire amount of rent and other sums payable hereunder;

        (e) if this Lease provides for a Stipulated Loss Value of the Aircraft, recover the Stipulated Loss Value of the Aircraft as of the rent payment date immediately preceding Lessee's date of default, plus all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, release or other disposition of the Aircraft, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from Lessee's default;

        (f) if this Lease does not provide for a Stipulated Loss Value of the Aircraft, recover damages from Lessee, not as a penalty, but herein liquidated for all purposes and in an amount equal to the sum of: (i) any accrued and unpaid rent as of the date of entry of judgment in favor of Lessor plus interest at the rate of eighteen percent (18.0%) per annum; plus (ii) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired term of the Lease, discounted at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco as of the date of entry of judgment in favor of Lessor plus one percent (1%); plus, (iii) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, or repair, sale, re-lease or other disposition of the Aircraft, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from Lessee's default plus, (iv) the estimated residual value of the leased Aircraft as of the expiration of this Lease or any renewal thereof; and, (v) any indemnity, if then determinable, plus interest at eighteen percent (18.0% per annum);

        (g) release or sell the Aircraft at a public or private sale on such terms and notice as Lessor shall deem reasonable, and recover damages from Lessee, not as a penalty, but herein liquidated for all purposes and in an amount equal to the sum of: (i) any accrued and unpaid rent as of the latter of
(a) the date of default, or (b) the date Lessor has obtained possession of the Aircraft, or such other date as Lessee has made an effective tender of possession of the Aircraft back to lessor ("Default Date"); plus rent (at the rate provided for in this Lease and any Lease Schedule) for a period (the "Additional Period".) commencing on the Default Date and ending on the earlier of (A) the date the Aircraft is resold or re-let by Lessor, or (B) the date of entry of judgment in favor of Lessor; plus, (ii) the present value of all future rentals reserved in the Lease and the present value of the estimated residual value of the Aircraft as of the expiration of this Lease, or any renewal thereof, discounted at a rate equal to the discount rate as provided in sub-paragraph (f) (ii) above; plus,(iii) any indemnity, if then determinable, plus interest at eighteen percent (18.0%) per annum; less the amount received by Lessor upon any such public or private sale or re-lease of the Aircraft if any; provided that Lessee shall be given no less than five (5) business days written notice of any such public or private sale.



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        If: (i) Lessor  elects to sell,  re-lease  or  otherwise  dispose of the
Aircraft, or (ii) does so by a re-lease which is not made in a manner substantially similar to the applicable Lease Schedule, or (iii) the measure of damages under sub-paragraphs e, f, or g above are not allowable under any applicable law, Lessor may recover the market value, if any, as of the default date, of the rent reasonably estimated by Lessor to be obtainable for the Aircraft during the remaining lease term or any renewal thereof then in effect, plus any accrued and unpaid rent as of the default date.

If this Lease is deemed at any time by a court of competent jurisdiction to be one intended as security, Lessee agrees that the Aircraft shall secure, in addition to the indebtedness set forth herein, indebtedness at any time owing by Lessee to Lessor.

No remedy referred to in this paragraph is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of Lessor's rights, provided, however, that Lessor shall not be entitled to recover a multiple recovery or be made more than whole in availing itself of such cumulative remedies.

        17. LESSEE'S WAIVERS. To the extent permitted by applicable law and except as provided in the attached lease schedule(s), Lessee hereby waives its rights to: (i) cancel this lease; (ii) repudiate this Lease; (iii) reject the Aircraft; (iv) revoke acceptance of the Aircraft; (v) claim a security interest in the Aircraft in Lessee's possession or control for any reason; (vi) accept any partial delivery of the Aircraft.

        18. CHARGES. Upon failure by Lessee, at its option, Lessor may pay any tax, assessment, insurance premium, expense, repair, release, confiscation expense, lien, encumbrance, or other charge or fee payable hereunder by Lessee, and any amount so paid shall be repayable by Lessee on demand. The rights secured hereby are not a waiver of any other rights of Lessor arising from breach by Lessee of any of the covenants hereof. If enforcement, collection, or realization procedures of this Lease or any agreement of Lessee contained herein are undertaken by lessor, lessee shall pay a reasonable attorney's fee, including fees incurred in both trial and appellate courts or without suits, all costs of court and public officials, and all other expense incurred in the pursuit thereof' including, but not limited to, reasonable compensation for efforts conducted by Lessor's employees or agents.

        19. MULTIPLE LESSEES. Where more than one Lessee has signed this agreement whether as co-lessee, guarantor, or otherwise, liability hereunder shall be joint and several, and Lessor or its assigns may, with the consent of any one of the lessees hereunder, modify, extend or change any of the terms hereof without the consent or knowledge of the others, without in any way releasing, waiving or impairing any rights granted to Lessor against such others.

        20. NOTICES, PAYMENTS AND GOVERNING LAW. All notices and payments shall be mailed or delivered to the respective parties at the below address, or such other address as a parry may provide in writing from time to time. This Lease shall be considered to have been made in Oregon and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the State of Oregon. In the event of suit enforcing this Lease, Lessee agrees that venue may, at Lessor's option, be in the county of Lessor's address below. Paragraph headings shall not be considered a part of this Lease. Any action by Lessee against Lessor for any alleged default by Lessor under this Lease, and any action for indemnity, shall be commenced



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within  the time  required  under the law of  jurisdiction  in which the  Lessee resides after any such cause of action accrues, not withstanding the provision that Oregon law prevails under the terms of this agreement.

        21. WARRANTIES AND ACCEPTANCE. The Lessor has obtained the Aircraft herein leased based on specifications furnished by the Lessee. The Lessor does not deal in Aircraft of this kind or otherwise by his occupation hold himself or his agents out as having knowledge or skill peculiar to the Aircraft involved in the transaction. The Lessee acknowledges that he has relied on his own skill and experience in selecting an aircraft suitable to the Lessee's particular needs or purposes and has neither relied upon the skill or judgment of the Lessor nor believes the Lessor or his agents to possess any special skill or judgment in the selection of aircraft for the Lessee's particular purposes. Further, the Lessee has not notified the Lessor of the Lessee's particular needs in using the Aircraft. THE LESSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE LESSEE CONCERNING THE FITNESS OF THE AIRCRAFT FOR THE PARTICULAR PURPOSES OF THE LESSEE.

THE LESSOR ASSUMES NO RESPONSIBILITY FOR THE CONDITIONS, SAFENESS, USEABILITY, REPAIR OR FITNESS OF THE AIRCRAFT. THE LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY, CONCERNING THE AIRCRAFT OR ANY INDIVIDUAL CHARACTERISTICS OR QUALITIES OF THE AIRCRAFT.

Providing Lessee is not in Default under this Lease, the Lessor hereby assigns to the Lessee without recourse, all rights arising under any warranties applicable to the Aircraft provided by the manufacturer or any other person. All proceeds of any warranty claim from the manufacturer or any other person shall first be used to repair the affected Aircraft.

By signing the Schedule, Lessee states that it has fully accepted and taken possession of the Aircraft and acknowledges the Aircraft to be satisfactory and suitable for the purposes specified by Lessee in full compliance with the term of this Lease, and in good condition and repair lessee agrees that Lessor shall not be liable to Lessee for any representation, claim, breach of warranty, expense or loss directly or indirectly caused by any person, including Lessor, or in any way related to the Aircraft.

        22. SEVERABILITY. If any of the provisions of this Lease are contrary to, prohibited by, or held invalid under applicable laws or regulations of any Jurisdiction in which it is sought to be enforced, then that provision shall be considered inapplicable and omitted but shall not invalidate the remaining provisions.

        23. SURVIVAL. All of Lessor's rights, privileges and indemnities contained herein (including rights, privileges, and indemnities under paragraphs 8, 9 & 10) shall survive the expiration or other termination of the Lease and its Schedules, and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

        24. ENTIRE AGREEMENT: WAIVERS, SUCCESSORS. This Lease and all Schedules expressly referring hereto contain the entire agreement of the panics in connection with the Aircraft and shall not be qualified or supplemented by course of dealing. No waiver or modification by lessor of any of the terms or conditions hereof shall be effective unless in writing signed by an officer of lessor. No waiver or indulgence by Lessor of any deviation by lessee of any required performance shall be a waiver of Lessor's right to subsequent or other full and timely



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performance.  This Lease shall be binding on Lessor and Lessor's  successors and assigns and shall inure to the benefit of Lessor's successors and assigns.

        25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute a single instrument.

BY INITIALING AND DATING THIS SECTION, LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THE ABOVE PARAGRAPHS UNDER SECTION 21, WARRANTIES AND ACCEPTANCE, AND SECTION 24, ENTIRE AGREEMENT, AND FULLY UNDERSTANDS THEIR CONTENT.

INITIALED: /s/ LRC          DATED: 6/28/96
          -----------       --------------

TRUTH IN LEASING REQUIREMENT IN COMPLIANCE WITH FAR 91.54:

FOR THE TWELVE (12) MONTHS PRECEDING THE DATE OF THIS LEASE AGREEMENT, THE AIRCRAFT LEASED HEREUNDER HAS BEEN MAINTAINED AND INSPECTED IN ACCORDANCE WITH FEDERAL AVIATION REGULATIONS PART 91.169 (E)(F)(5). THE AIRCRAFT CURRENTLY COMPLIES WITH SUCH REGULATIONS.

THE LESSEE CERTIFIES THAT IT IS RESPONSIBLE FOR THE AIRCRAFT'S STATUS OF COMPLIANCE WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS AS SET FORTH UNDER THE FAA REGULATIONS APPLICABLE TO LESSEE'S USE AND OPERATION OF THE AIRCRAFT. THE LESSEE UNDERSTANDS IT'S RESPONSIBILITIES PURSUANT SUCH REGULATIONS. IN ADDITION, THE LESSEE AGREES TO ADVISE THE LESSOR OF WHICH OF THE REQUIRED FAA MAINTENANCE PROGRAMS THEY HAVE SELECTED AND AGREES TO PROVIDE LESSOR UPON REQUEST WITH WRITTEN INSPECTION REPORTS FOR INSPECTIONS ACCOMPLISHED UNDER SAID PROGRAM.

THE LESSEE IS SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND CERTIFIES AND AGREES TO COMPLY WITH ALL APPLICABLE FAA REGULATIONS NOW IN EFFECT OR SUBSEQUENT FAA REGULATIONS ISSUED DURING THE TERM OF THE LEASE AGREEMENT. THE LESSEE IS HERERY ADVISED THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FAA REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. LESSEE AGREES TO KEEP A COPY OF THIS LEASE AGREEMENT IN THE AIRCRAFT AT ALL TIMES DURING THE TERM OF THIS LEASE AGREEMENT.

IN WITNESS WHEREOF, the Lessor and Lessee have each caused this Lease to be duly executed.

                           Air Response, Inc. (LESSEE)
                           P.O. Box 109
                           Fort Plain, New York 13339



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                             By:/s/ Louis R. Capece
                                -----------------------------
                             Louis R. Capece
                             President and Secretary

                             U.S. BANCORP LEASING & FINANCIAL (LESSOR)

                             By:
                                -----------------------------

                            Address for All Notices:
                        U. S. Bancorp Leasing & Financial
                         825 N. E. Multnomah, Suite 800
                             Portland, Oregon 97232

     Machine Tool Finance Group                  General Equipment Group
     (800) 225-8029 (503) 797-0222            (800) 253-3468 (503) 797-0200




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